                             The Isaac Corporation
                                   Unaudited
                              Statements of Income
                             (Dollars in thousands)


                               THREE MONTHS ENDED
                                   MARCH 31,
                                1996       1997
                              ---------  ---------
Net sales:
  Scrap processing             $16,027    $12,400
  Brokerage                     10,576     14,061
                               -------    -------
                                26,603     26,461

Cost of materials sold:
  Scrap processing              12,116      9,477
  Brokerage                     10,182     13,399
                               -------    -------
                                22,298     22,876
                               -------    -------
                                 4,305      3,585

Material processing costs        2,232      1,824
                               -------    -------
Gross profit                     2,073      1,761


Selling and administrative       1,603      1,402
                               -------    -------
Operating profit                   470        359


Interest expense                  (123)      (205)
Interest and other income           70         61
                               -------    -------
Net income                     $   417    $   215
                               =======    =======

                         See accompanying notes.

                             The Isaac Corporation
                                  (Unaudited)
                                 Balance Sheets
                             (Dollars in thousands)


                                                              MARCH 31,  MARCH 31,
                                                              ---------  ---------
                                                                1996       1997
                                                              ---------  ---------
ASSETS
Current assets:
 Cash and cash equivalents                                    $  1,370    $   776
 Trade accounts receivable, less allowance of $111 and $25
  for doubtful accounts                                         12,082     11,265
 Notes and accounts receivable - affiliates                      6,164      4,650
 Inventories, at lower of cost, last-in, first-out (LIFO)
  basis or market                                                6,786      8,226
 Prepaid expenses                                                   63        117
                                                              --------    -------
Total current assets                                            26,465     25,034


Property, plant and equipment, at cost:
 Land and improvements                                           2,302      2,155
 Buildings, improvements and fixtures                            7,152      4,953
 Machinery and equipment                                        13,957     14,651
                                                              --------    -------
                                                                23,411     21,759

 Less accumulated depreciation                                  12,986     14,167
                                                              --------    -------
Net property, plant and equipment                               10,425      7,592


Other assets                                                       619         15
                                                              --------    -------
Total assets                                                  $ 37,509    $32,641
                                                              ========    =======

                             The Isaac Corporation
                                  (Unaudited)
                                 Balance Sheets
                             (Dollars in thousands)


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                               $ 18,241  $ 15,421


 Accrued liabilities:


  Payroll                                                          1,465        36
  Other                                                              777     1,021
 Current portion of notes payable                                     --     3,330
                                                                --------  --------
Total current liabilities                                         20,483    19,808

Notes payable                                                        882     5,187
Deferred compensation                                                 63       117
Shareholders' equity:
  Common stock, no par value, $10 stated value
   per share:
     Class A shares (voting); 75,000 shares authorized,
       26,511.375 shares outstanding                                 341       341
     Class B shares (nonvoting); 225,000 shares authorized,
       79,535.125 shares outstanding                               1,022     1,022
     Treasury shares; 7,544 Class A shares and 22,632 Class B
       shares recorded at cost                                        --    (5,763)
  Retained earnings                                               14,718    11,929
                                                                --------  --------
Total shareholders' equity                                        16,081     7,529
                                                                --------  --------
Total liabilities and shareholders' equity                      $ 37,509  $ 32,641
                                                                ========  ========

See accompanying notes

                             The Isaac Corporation
                                  (Unaudited)
                            Statements of Cash Flows
                             (Dollars in thousands)


                                                                                    THREE MONTHS ENDED
                                                                                     1996       1997
                                                                                   ---------  ---------
OPERATING ACTIVITIES
Net income                                                                         $   417    $   215
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation                                                                         380        368
  Loss (gain) on disposal of property, plant and equipment                              --         10
                                                                                   -------    -------
Net income adjusted for noncash charges                                                797        593

Changes in operating assets and liabilities:
  Notes and accounts receivable                                                       1,741      (291)
  Inventories                                                                        (1,520)   (1,295)
  Accounts payable                                                                    5,099     1,965
  Accrued liabilities and other assets                                                  (86)     (950)
                                                                                   --------   --------
Net cash provided by operating activities                                             6,031        22

INVESTING ACTIVITIES
Additions to property, plant and equipment                                             (736)     (441)
Increase in notes receivable                                                         (2,246)   (2,919)
Proceeds from sale of property, plant and equipment                                      --         5
                                                                                   --------   -------
Net cash provided by (used in) investing activities                                  (2,982)   (3,355)

FINANCING ACTIVITIES
Borrowings under notes payable                                                        2,082     2,759
Payments on notes payable                                                            (3,407)       --
Distributions paid to shareholders                                                     (409)     (566)
                                                                                   --------   --------
Net cash used in financing activities                                                (1,734)    2,193
                                                                                   --------   --------
Net increase (decrease) in cash and cash equivalents                                  1,315    (1,140)

Cash and cash equivalents at beginning of period                                         55     1,916
                                                                                   --------   -------
Cash and cash equivalents at  end of period                                        $  1,370   $   776
                                                                                   ========   =======
Supplemental disclosure of cash flow information: Cash paid during the period
 for interest                                                                      $    115   $   202
                                                                                   ========   =======
Supplemental schedule of noncash investing and financing activities:
 During 1996, the Company distributed a life insurance policy with a cash surrender value of $589 to two shareholders in lieu of cash.

                               See accompanying notes.

                             The Isaac Corporation
                                  (Unaudited)
                         Notes to Financial Statements

                             (Dollars in thousands)

1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Company's principal activities involve the purchasing and processing of scrap iron and other metals for sale to foundries, mills and other brokers in the midwest and brokering of scrap iron and other metals to similar customers.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

DEPRECIATION

Depreciation is principally computed on accelerated methods based upon the estimated useful lives of the assets.

INCOME TAXES

The Company has elected to be treated as a small business corporation (S Corporation) for income tax purposes. The taxable income of the Company will be included in the shareholders' personal federal and state income tax returns and accordingly no provision for federal or state income taxes has been recorded by the Company. It is the Company's policy to distribute funds to shareholders in amounts that are, at a minimum, sufficient to cover the shareholders' tax liability from the Company's taxable income.

INTERIM FINANCIAL INFORMATION

The accompanying consolidated balance sheets as of March 31, 1996 and 1997, the related consolidated statements of income and cash flows for the three months ended March 31, 1996 and 1997, ("interim financial statements") have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation of the results of interim periods. Operating results for the three-month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

2.  INVENTORIES

The Company values its inventory on the lower of cost or market using the last-in, first-out (LIFO) method. Inventories have been reduced by approximately $2,771 and $2,703 at March 31, 1996 and March 31, 1997 , respectively, from amounts which would have been reported under the first-in, first-out (FIFO) method, which approximates current costs.

3.  NOTES PAYABLE AND LONG-TERM DEBT

In connection with the acquisition of the Company's new headquarters building (see Note 6), the Company assumed the obligation and made additional borrowings under a mortgage note agreement with a bank. During 1996, the outstanding balance under the mortgage note agreement was paid in its entirety.

At March 31, 1996 and 1997, the carrying value of the Company's debt instruments approximates its fair value based on the Company's incremental borrowing rates.

4.  LEASES

Rent expense related to various operating lease agreements approximated $28 and $130 for the three month periods ended March 31, 1996 and 1997, respectively.

At December 31, 1996, the Company has future minimum lease payments for the next five succeeding fiscal years as follows: 1997 - $422; 1998 - $412; 1999 - $392; 2000 - $389; 2001 - $389; 2002 and thereafter - $2,157.

5.  RELATED PARTY TRANSACTIONS

The Company was charged $441 and $300 in commissions and marketing services provided by a related company for the three month periods ended March 31, 1996 and 1997, respectively. In addition, billings to related companies for services provided by the Company were approximately $139 and $137 in the three month periods ended March 31, 1996 and 1997, respectively.

Sales to an affiliated entity approximated $538 and $595 in the three month periods ended March 31, 1996 and 1997, respectively.

The Company also recorded approximately $55 and $48 of interest income in the three month periods ended March 31, 1996 and 1997, respectively, relating to notes receivable from affiliated entities and individuals. At March 31, 1996 and 1997, $4,040 and $3,965, respectively, of notes receivable from an affiliated entity was subordinate to the affiliate's bank debt. Interest expense relating to the notes payable to a shareholder and former shareholder (see Note 4) approximated $25 for the three month period ended March 31, 1997.

During 1995, the Company purchased their headquarters building and related land from an affiliated entity for a purchase price of approximately $2,646. The purchase price included the assumption of approximately $668 of the affiliate's debt associated with the construction of the building. In 1995 and 1996, the Company incurred additional costs to complete construction of the building. During 1996, the Company sold this building to another affiliated entity for cash at its net book value of approximately $2,890.

At December 31, 1996 and in connection with the sale of the Company's headquarters building, the Company entered into an operating lease for office space with the affiliated entity. The terms of the lease include a ten year lease term with two five year options.

At March 31, 1996 and 1997, the carrying value of the Company's notes receivable approximate fair value based on current interest rates and the terms of the notes.

At March 31, 1997, the Company has provided a $400 guarantee relating to a note payable of a related party.

6.  COMMON STOCK AND COMMON STOCK REPURCHASE

Effective September 11, 1996, the Company and its shareholders entered into a Close Corporation and Settlement Agreement. The terms of the agreement included share repurchase agreements which provided for the repurchase of 7,431.5 shares of Class A (voting) and 22,294.5 shares of Class B (non-voting) common stock for an aggregate purchase price of $5,677. The purchase price consisted of a cash payment of $20 and 12% promissory notes totaling $5,657 (see Note 4). The share purchase agreements also provide for the possibility of additional purchase price to be paid by the Company as outlined in the agreement upon the sale of the Company prior to June 30, 2001 as defined in the agreement. In addition, the agreement requires the Company to repurchase shares from the shareholders under certain circumstances and in accordance with various terms and restrictions outlined in the agreement.

7.  SALE OF COMPANY

Effective June 23, 1997, owners and management of the company completed the sale of the Company to Metal Management, Inc.